Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. Announces a 16.7 Percent Increase to Quarterly Cash Dividend

ATLANTA, January 28, 2009 -- RPC, Inc. (NYSE: RES) announced today that its Board of Directors declared a 16.7 percent increase to the regular quarterly cash dividend from $0.06 per share to $0.07 per share payable March 10, 2009 to common shareholders of record at the close of business on February 10, 2009.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-2140
irdept@rpc.net

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net